EXHIBIT 32.2

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of SGB International Holdings Inc. (the “Issuer”) hereby certifies that:

(1)

the quarterly report on Form 10-Q of the Issuer for the three months ended June 30, 2013 fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Date: August 29, 2013

/s/ Peifeng Huang
Peifeng Huang
Chief Financial Officer, Corporate Secretary and Director
(Principal Financial Officer and Principal Accounting Officer)